UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2024

Moatable, Inc.

(Exact Name of Registrant as specified in its charter)

Commission file number: 001-35147

Cayman Islands	45 West Buchanan Street, Phoenix, Arizona, 85003	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

(833) 258-7482
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American depositary shares, each representing 45 Class A ordinary shares	MTBLY	OTC Pink
Class A ordinary shares, par value $0.001 per share*	MTBLY	OTC Pink

* Not for trading, but only in connection with the listing and trading of American depositary shares on OTC Pink.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On August 30, 2024, Lofty Inc. (the “Purchaser”), a majority-owned subsidiary of Moatable. Inc. (the “Company”) incorporated in the State of Delaware entered into an Agreement relating to the sale and purchase of the entire issued share capital of The Letting Partnership Ltd (the “Stock Purchase Agreement”) with Jennifer Susan Gledhill (the “Seller”), pursuant to which, upon the terms and subject to the conditions set forth therein, the Purchaser will purchase from the Seller (the “Acquisition”) all of the issued and outstanding ordinary shares (the “Sale Shares”) of The Letting Partnership Ltd (“TLP”), a company incorporated and registered in England and Wales. Upon consummation of the Acquisition (the “Closing”), TLP will be a majority-owned subsidiary of the Company. Following the Closing, the Seller will engage with TLP as a consultant and may be eligible to receive further payments.

Under the terms and conditions of the Stock Purchase Agreement, the aggregate purchase price to be paid by the Purchaser to the Seller in the Acquisition is approximately US$4,600,000, subject to certain purchase price adjustments set forth in the Stock Purchase Agreement relating to TLP’s surplus cash as of the date of the Closing. The Closing is subject to the satisfaction or waiver of certain customary closing conditions.

Each of the Purchaser and the Seller have made customary warranties and covenants in the Stock Purchase Agreement. The warranties and covenants contained in the Stock Purchase Agreement have been made solely for the benefit of the parties thereto. Investors should not rely on the warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Stock Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Stock Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with the U.S. Securities and Exchange Commission (the “SEC”).

A copy of the Stock Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1. The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement filed herewith.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the foregoing events is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The information furnished in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement for the sale and purchase of the entire issued share capital of The Letting Partnership Ltd, dated August 30, 2024, between Jennifer Susan Gledhill and Lofty Inc. (certain identified information has been excluded from the exhibit because it is both (i) not material, and (ii) the type that the registrant treats as private or confidential)
99.1	Press Release of Moatable, Inc. dated September 5, 2024
104	The cover page of this Current Report on Form 8-K is formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOATABLE, INC.

		By:	/s/ Scott Stone
Date:	September 5, 2024		Scott Stone
Chief Financial Officer